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                                                                    EXHIBIT 4.26

                                                                  Execution Copy

                                 AMENDMENT NO. 2

                                       TO

                      LEASE RECEIVABLES TRANSFER AGREEMENT

                  AMENDMENT NO. 2 to LEASE RECEIVABLES TRANSFER AGREEMENT ("Amendment") dated as of November 17, 2000 among Steelcase Financial Services
  ---------
Inc., as Transferor and Servicer (the "Company"), Corporate Asset Funding Company, Inc., as Conduit Transferee (the "Conduit Transferee"), the financial institutions from time to time party thereto (individually, a "Committed Transferee" and collectively, the "Committed Transferees") and Citicorp North America, Inc., as Agent (in such capacity, the "Agent"). Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings set forth in the Lease Receivables Transfer Agreement (as defined below).

                  Preliminary Statements.  (1)  The Company, the Conduit
                  ----------------------
Transferee, the Committed Transferees and the Agent are parties to a Lease Receivables Transfer Agreement dated as of October 20, 1999 (as amended, the "Lease Receivables Transfer Agreement"); and
 ------------------------------------

                  (2) The Company, the Conduit Transferee, the Committed Transferees and the Agent desire to further amend the Lease Receivables Transfer Agreement.

                  NOW, THEREFORE, the parties agree as follows:

                  SECTION 1. Amendment to the Lease Receivables Transfer
                             -------------------------------------------
Agreement. Upon the satisfaction of the conditions precedent set forth in
---------
Section 2 below, the Lease Receivables Transfer Agreement is hereby amended, effective as of the date first above written, as follows:

                  1.01 The defined term "Facility Limit" contained in Section
                                         --------------
1.01 of the Lease Receivables Transfer Agreement is hereby amended to delete the reference to "$200,000,000" contained in the first line thereof and to substitute a reference to "$350,000,000" therefor.

                  1.02 The defined term "Specified Termination Date" contained
                                         --------------------------
in Section 1.01 of the Lease Receivables Transfer Agreement is hereby amended to delete the reference to "November 17, 2000" (which date was amended by Amendment No. 1 dated October 18, 2000) contained therein and to substitute a reference to "October 17, 2001" therefor.

                  SECTION 2. Conditions Precedent. This Amendment shall become
                             --------------------
effective and be deemed effective as of the date first above written when the parties hereto shall have (i) duly executed six (6) copies of this Amendment and
(ii) the Company shall have paid to the Agent a structuring fee in the amount of $105,000.


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                  SECTION 3. Representations and Warranties. Each of the parties
                             ------------------------------
hereto represents that this Amendment has been duly authorized, executed and delivered by it pursuant to its corporate powers and constitutes the legal, valid and binding obligation of such party.

                  SECTION 4. Confirmation of Lease Receivables Transfer
                             ------------------------------------------
Agreement. Except as herein expressly amended, the Lease Receivables Transfer
---------
Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Lease Receivables Transfer Agreement to "this Agreement" shall mean the Lease Receivables Transfer Agreement as amended by this Amendment, and as hereinafter amended or restated.

                  SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY,
                             -------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS).

                  SECTION 6. Execution in Counterparts. This Amendment may be
                             -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    STEELCASE FINANCIAL SERVICES INC., as
                                    Transferor and Servicer



                                    By    /s/ Thomas P. Sullivan
                                        -------------------------
                                         Name: Thomas P. Sullivan
                                         Title: VP& CFO



                                    CITICORP NORTH AMERICA, INC., as Agent



                                    By     /s/ K. Neville
                                          -----------------
                                             Vice President


                                    CORPORATE ASSET FUNDING COMPANY,
                                    INC., as Conduit Transferee

                                    By:  Citicorp North America, Inc.,
                                             as Attorney-in-Fact



                                    By      /s/ K. Neville
                                         ------------------
                                             Vice President



Commitment:  $350,000,000           CITIBANK, N.A.,
----------
                                    as a Committed Transferee



                                    By      /s/ K. Neville
                                         ------------------
                                             Vice President

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